Exhibit 23.1

May 28, 2007

FirstFlight, Inc.
236 Sing Sing Road
Elmira-Corning Regional Airport
Horseheads, NY 14845

Dear Sirs and Madams:

We hereby reiterate our consent to the filing of our opinion as an exhibit to Registration Statement on Form SB-2, File No. 333-138994 (the “Registration Statement”), as initially filed on June 14, 2005 and hereby consent to the reference to our firm under the captions “Description of Securities” and “Interest of Named Experts and Counsel” included in the Prospectus constituting Part I of Post-Effective Amendment No. 1 to the Registration Statement.

Very truly yours,

/s/ Wachtel & Masyr, LLP